EXHIBIT 4.07
INDENTURE SUPPLEMENTAL TO MORTGAGE AND DEED OF TRUST (Dated January 15, 1937) Executed By ATLANTIC CITY ELECTRIC COMPANY TO THE BANK OF NEW YORK,
Trustee.
Dated as of , This instrument was prepared by

                       SUPPLEMENTAL INDENTURE, dated as of for convenience of reference, and effective from the time of execution and delivery hereof, made and entered into by and between ATLANTIC CITY ELECTRIC COMPANY, a corporation of the State of New Jersey (hereinafter sometimes called the "Company"), party of the first part, and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, as Trustee (hereinafter sometimes called the "Trustee"), party of the second part.

                       WHEREAS, the Company has heretofore executed and delivered to the Trustee its Mortgage and Deed of Trust, dated January 15, 1937 (hereinafter referred to as the "Mortgage"), for the security of all bonds of the Company outstanding thereunder, and by said Mortgage conveyed to the Trustee, upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting any property expressly excepted by the terms of the Mortgage; and

                       WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture Supplemental to Mortgage and Deed of Trust, dated as of June 1, 1949, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of July 1, 1950, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of November 1, 1950, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1952, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1953, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1954, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1955, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1957, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 1, 1958, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 1, 1959, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1961, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of July 1, 1962, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1963, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of February 1, 1966, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 1, 1970, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of September 1, 1970, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1971, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 1, 1972, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of June 1, 1973, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1975, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1975, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of December 1, 1976, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1980, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1981, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of November 1, 1983, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 15, 1984, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of July 15, 1984, an Indenture

Supplemental to Mortgage and Deed of Trust, dated as of October 1, 1985, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1986, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of July 15, 1987, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of October 1, 1989, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1991, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1992, and an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1993, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of August 1, 1993, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of September 1, 1993, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of November 1, 1993, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of June 1, 1994, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of October 1, 1994, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of November 1, 1994, and an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1997, such instruments amending and supplementing the Mortgage in certain respects (the Mortgage, as so amended and supplemented, being hereinafter called the "Original Indenture") and conveying to the Trustee, upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained certain property rights and property therein described; and

                       WHEREAS, in addition to the property described in the Original Indenture, the Company has acquired certain property rights and property hereinafter described and has covenanted in Section 42 of the Original Indenture to execute and deliver such further instruments and do such further acts as may be necessary or proper to make subject to the lien thereof any property thereafter acquired and intended to be subject to such lien; and

WHEREAS, the Company represents that no default has occurred under any of the provisions of the Original Indenture; and

                       WHEREAS, the Original Indenture provides that bonds issued thereunder may be issued in one or more series and further provides that, with respect to each series, the rate of interest, the date or dates of maturity, the dates for the payment of interest, the terms and rates of optional redemption, and other terms and conditions shall be determined by the Board of Directors of the Company prior to the authentication thereof; and

                       WHEREAS, Section 121 of the Original Indenture provides that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Original Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and that the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued under the Original Indenture and provide that a breach thereof shall be equivalent to a default under the Original Indenture, or the Company may cure any ambiguity or correct or supplement any defective or inconsistent provisions contained in the Original Indenture or in any indenture supplemental to the Original Indenture, by an instrument in writing, properly executed, and that the Trustee is authorized to join with the Company in the execution of any such instrument or instruments; and

WHEREAS, the Company has heretofore issued bonds of various series and in various amounts and, of the bonds so issued, aggregate principal amount is outstanding at the date hereof; and

                       WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Original Indenture, has duly determined to create a new series of bonds under the Original Indenture to be entitled and designated as "First Mortgage Bonds,              % Series due                   " (herein sometimes referred to as the "bonds of the New Series"); and

WHEREAS, each of the fully registered bonds of the New Series is to be substantially in the following form, to wit:
(FORM OF BOND) (FACE) ATLANTIC CITY ELECTRIC COMPANY FIRST MORTGAGE BOND % Series Due

                      ATLANTIC CITY ELECTRIC COMPANY, a corporation of the State of New Jersey (hereinafter called the "Company"), for value received, hereby promises to pay to _______, or registered assigns, the principal sum of _______ Dollars on _________, at the office or agency of the Company in the Borough of Manhattan, The City of New York in lawful money of the United States of America, and to pay interest thereon from _______ or if interest to any _______ or __________ has been paid, from the _________ or _________ , as the case may be, next preceding the date of this bond to which interest has been paid, at the rate of _________ per centum per annum in like money, at said office or agency on ________ and ___________, in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged.

                      The interest so payable upon any ________ or ___________ will, subject to certain exceptions provided in the Mortgage referred to on the reverse hereof, be paid to the person in whose name this bond is registered at the close of business on the ___________ preceding such __________ or the __________ preceding such _________, as the case may be, or, if such __________ or __________ shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

                      This bond shall not become valid or obligatory for any purpose until The Bank of New York, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

                      Reference is made to the further provisions of this bond set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                      IN WITNESS WHEREOF, ATLANTIC CITY ELECTRIC COMPANY has caused this instrument to be executed in its name by the facsimile signature of its President and its corporate seal, or a facsimile thereof, to be impressed or imprinted hereon and attested by the facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated,
ATLANTIC CITY ELECTRIC COMPANY By: President
Attest: Secretary
(FORM OF BOND) (REVERSE)

                      This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, of the series designated in its title, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein, together with any indentures supplemental thereto, called the Mortgage), dated January 15, 1937, executed by the Company to THE BANK OF NEW YORK, as Trustee, to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof, the duties and immunities of the Trustee, and the terms and conditions upon which the bonds are secured. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or of any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least seventy-five per centum (75%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof.

                      The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

                      The bonds of this series are issuable only as registered bonds without coupons in denominations of $1,000 and authorized multiples thereof. This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and upon payment, if the Company shall require it, of the transfer charges prescribed in the Mortgage, and thereupon a new registered bond or bonds of authorized denominations of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. In the manner and upon payment of the charges prescribed in the Mortgage, registered bonds of this series may be exchanged for a like aggregate principal amount of registered bonds of other authorized denominations of the same series, upon presentation and surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Subject to the provisions of the Mortgage, if this bond is surrendered for transfer or exchange between the record date for any interest payment date and such interest payment date, the new bond will be dated as of the day following such payment date.

                      The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of principal or (subject to the provisions of the Mortgage) interest hereon and for all other purposes and the Company and the Trustee shall not be affected by any notice to the contrary.

                      The Company shall not be required to make transfers or exchanges of bonds of this series for a period of sixteen days next preceding any interest payment date of said series, or next preceding any designation of bonds of said series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

                      Any or all of the bonds of this series are redeemable at the option of the Company, or by the use or application of cash held by the Trustee which is applied to the redemption of bonds of this series in the manner provided in Section 61 of the Mortgage, on or after _____________ at any time and from time to time upon not less than thirty, but nor more than ninety days' previous notice given by mail to the registered holders of the bonds to be redeemed, all as provided in the Mortgage, at an amount equal to a percentage of the principal amount thereof determined as set forth in the tabulation below together with accrued interest to the date fixed for redemption:

If redeemed during the twelve months beginning	Redemption Price	If redeemed during the twelve months beginning	Redemption Price

                      No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, shareholder, officer or director, as such, of the Company or of any successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors, as such, being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

TRUSTEE'S AUTHENTICATION CERTIFICATE
This bond is one of the bonds, of the series herein designated, described in the within-mentioned Mortgage.
THE BANK OF NEW YORK, Trustee By: Authorized Officer

                      AND WHEREAS, the Company, in the exercise of the powers and authorities conferred upon and reserved to it under and by virtue of the provisions of the Original Indenture, and pursuant to resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a supplemental indenture, in the form hereof, for the purposes herein provided; and

                      WHEREAS, the Company represents that all conditions and requirement necessary to make this supplemental indenture (hereinafter sometimes referred to as the "___________ Supplemental Indenture") a valid, binding and legal instrument in accordance with its terms, have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That Atlantic City Electric Company, in consideration of the premises and the sum of One Dollar ($1.00) and other good and valuable consideration paid to it by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under and secured by the Original Indenture and this _______ Supplemental Indenture, according to their tenor and effect, and the performance of all the provisions of the Original Indenture and this _______ Supplemental Indenture (including any further indenture or indentures supplemental to the Original Indenture and any modification or alteration made as in the Original Indenture provided) and of said bonds, has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto The Bank of New York, as Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, all of the following described properties of the Company, that is to say: all property, real, personal and mixed, tangible and intangible, owned by the Company on the date of the execution hereof and acquired since the execution and delivery of the Indenture Supplemental to Mortgage and Deed of Trust, dated as of _____________, _______ (except such property as is hereinafter expressly excepted from the lien and operation of this _______ Supplemental Indenture).

                      The property covered by the lien of the Original Indenture and this _______ Supplemental Indenture shall include particularly, among other property, without prejudice to the generality of the language hereinbefore or hereinafter contained, all property, whether real, personal or mixed (except any hereinafter expressly excepted), whether now owned by the Company and acquired since the execution and delivery of the Indenture Supplemental to Mortgage and Deed of Trust, dated as of __________, _______ and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this _______ Supplemental Indenture) all lands, rights of way and roads; all plants for the generation of electricity, power houses, steam heat plants, hot water plants, substations, transmission lines, distributing systems, bridges, culverts, tracks, rolling stock, vehicles, automobiles; all offices, buildings and structures, and the equipment thereof; all machinery, engines, boilers, turbines, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical or mechanical, conduits, cables and lines; all pipes, whether for water, steam heat, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture, chattels, and choses in action; all municipal franchises and other franchises; all lines for the transmission and/or distribution of electric current, steam heat or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter expressly excepted) all the right, title, and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described.

                      TOGETHER WITH all and singular tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

                      Provided that, in addition to the reservations and exceptions herein elsewhere contained, the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Original Indenture and of this _______ Supplemental Indenture, viz.: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid or deposited or delivered hereunder or under the Original Indenture or hereinafter or therein covenanted so to be; (2) any goods, wares, merchandise, equipment, materials or supplies acquired for the purpose of sale or resale in the usual course of business or for consumption in the operation of any properties of the Company; materials, supplies and construction equipment; and all judgments, accounts and choses in action, the proceeds of which the Company is not obligated as provided in the Original Indenture or as hereinafter provided to deposit with the Trustee hereunder or thereunder; provided, however, that the property and rights expressly excepted from the lien and operation of the Original Indenture and this _______ Supplemental Indenture in the above subdivision (2) shall (to the extent permitted by law) cease to be so excepted, in the event that the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged and pledged property in the manner provided in Article XII of the Original Indenture, by reason of the occurrence of a completed default, as defined in said Article XII.

                      TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over, or confirmed by the Company as aforesaid, or intended so to be unto the Trustee and its successors and assigns forever.

                      SUBJECT, HOWEVER, as to all property embraced herein to all of the reservations, exceptions, limitations and restrictions contained in the several deeds, leases, servitudes, franchises and contracts or other instruments through which the Company acquired and/or claims title to and/or enjoys the use of the aforesaid properties; and subject also to the encumbrances of the character defined in Section 6 of the Original Indenture as "excepted encumbrances", insofar as the same may attach to any of the property embraced herein.

                      IN TRUST NEVERTHELESS, upon the terms and trusts in the Original Indenture and in this _______ Supplemental Indenture set forth for the benefit and security of those who shall hold the bonds and coupons issued and to be issued hereunder and under the Original Indenture, or any of them, in accordance with the terms of the Original Indenture and of this _______ Supplemental Indenture, without preference, priority or distinction as to lien of any of said bonds or coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the conditions, provisions and covenants set forth in the Original Indenture and in this _______ Supplemental Indenture.

                      AND THIS INDENTURE FURTHER WITNESSETH:

                      That in further consideration of the premises and for the considerations aforesaid, the Company, for itself and its successors and assigns, hereby covenants and agrees to and with the Trustee, and its successor or successors in such trust, as follows:

                      Section 1. The Company hereby creates a ___________ series of bonds to be issued under and secured by the Original Indenture and this _______ Supplemental Indenture, to be designated and to be distinguished from the bonds of all other series by the title "First Mortgage Bonds, ________% Series due _____________".

                      The bonds of the New Series shall mature on ___________ and shall be issued in temporary or definitive form, only as fully registered bonds, without coupons, in denominations of $1,000 and any multiple or multiples of $1,000 authorized by the Company; they shall bear interest at the rate of __________ per centum per annum, payable semiannually on _____________ and __________ of each year; and the principal of, premium, if any, and interest on each said bond shall be payable at the office or agency of the Company, in the Borough of Manhattan, The City of New York, in lawful money of the United States of America.

                      The person in whose name any bond of the New Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such bond of the New Series upon any transfer or exchange thereof (including any exchange effected as an incident to a partial redemption thereof) subsequent to the record date and prior to such interest payment date, except that, if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then the registered holders of bonds of the New Series on such record date shall have no further right to or claim in respect of such defaulted interest as such registered holders on such record date, and the persons entitled to receive payment of any defaulted interest thereafter payable or paid on any bonds of the New Series shall be the registered holders of such bonds of the New Series on the date of payment of such defaulted interest. The term "record date" as used in this Section 1, and in the form of the bonds of the New Series, shall mean the ________ next preceding an ___________ interest payment date or the __________ next preceding date an ____________ interest payment date, as the case may be, or, if such ____________ or ______________ shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

                      Except as provided in this Section 1, every bond of the New Series shall be dated as provided in Section 10 of the Original Indenture. However, so long as there is no existing default in the payment of interest on the bonds of the New Series, all bonds of the New Series authenticated by the Trustee between the record date for any interest payment date and such interest payment date shall be dated as of the day following such interest payment date and shall bear interest from such interest payment date; provided, however that if and to the extent that the Company shall default in the interest due on such interest payment date, then any such bond of the New Series shall bear interest from the ______________ or ____________, as the case may be, next preceding the date of such bond to which interest has been paid, unless such interest payment date is _____________, in which case from ____________.

Any or all of the bonds of the New Series shall be redeemable as set forth in the form of bond of the New Series set forth in this _______ Supplemental Indenture.

                      Registered bonds of the New Series shall be transferable upon presentation and surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, by the registered holders thereof, in person or by duly authorized attorney, in the manner and upon payment of the charges prescribed in the Original Indenture. In the manner and upon payment of the charges prescribed in the Original Indenture, registered bonds of the New Series may be exchanged for a like aggregate principal amount of registered bonds without coupons of the New Series of other authorized denominations, upon presentation and surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

                      The Company shall not be required to make transfer or exchanges of bonds of the New Series for a period of sixteen days next preceding any selection of bonds of the New Series to be redeemed or to make transfers or exchanges of any bonds of the New Series designated in whole or in part for redemption. Notwithstanding the provisions of Section 12 of the Original Indenture, the Company shall not be required to make transfer or exchanges of bonds of the New Series for a period of sixteen days next preceding any interest payment date.

                      SECTION 2. In accordance with and in compliance with the provisions of Article [V/VI] of the Original Indenture, __________ principal amount of bonds of the New Series may be executed by the Company and delivered to the Trustee, and shall be authenticated by the Trustee and delivered (without awaiting the filing or recording of this _______ Supplemental Indenture) from time to time in accordance with the order or orders of the Company, evidenced by a writing or writings signed in the name of the Company by its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers.

                      SECTION 3. The approval by the Board of Public Utilities, State of New Jersey of the execution and delivery of this _______ Supplemental Indenture shall not in anywise be construed as approval by said Board of any other act, matter or thing which requires the approval of said Board under the laws of the State of New Jersey; nor shall said approval bind said Board or any other public body or authority of the State of New Jersey having jurisdiction in the premises in any future application for the issue of bonds under the Original Indenture or any indenture supplemental thereto or otherwise.

                      SECTION 4. As supplemented by this _______ Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed and the Original Indenture and this _______ Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                      Nothing in this _______ Supplemental Indenture contained shall, or shall be construed to, confer upon any person other than the holders of bonds issued under the Original Indenture and this _______ Supplemental Indenture, the Company and the Trustee, any right to avail themselves of any benefit of any provision of the Original Indenture or of this _______ Supplemental Indenture.

The Trustee assumes no responsibility for the correctness of the recitals of facts contained herein and makes no representations as to the validity of this _______ Supplemental Indenture.

                      This _______ Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

                      IN WITNESS WHEREOF, ATLANTIC CITY ELECTRIC COMPANY, party hereto of the first part, has caused this instrument to be signed in its name and behalf by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and THE BANK OF NEW YORK, party hereto of the second part, has caused this instrument to be signed in its name and behalf by a Vice President or an Assistant Vice President and its corporate seal to be hereunto affixed and attested by an Assistant Vice President or an Assistant Treasurer. Executed and delivered by Atlantic City Electric Company in the [Township of Egg Harbor, New Jersey], the ________ day of _________, _______.

SEAL	ATLANTIC CITY ELECTRIC COMPANY By: Senior Vice President
ATTEST: Secretary
Signed, sealed and delivered by ATLANTIC CITY ELECTRIC COMPANY in the presence of:

THE BANK OF NEW YORK
SEAL
By: Assistant Vice President
ATTEST: Assistant Treasurer
Signed, sealed and delivered by THE BANK OF NEW YORK in the presence of:

STATE OF NEW JERSEY ss: COUNTY OF ATLANTIC

                      BE IT REMEMBERED that on this ________ day of ______ , in the year of our Lord two thousand three before me, a Notary Public in and for the State and County aforesaid, personally appeared ____________, who being by me duly sworn on [her] oath says that she is Secretary of Atlantic City Electric Company, the grantor in the foregoing Indenture Supplemental to Mortgage and Deed of Trust, and that _____________ is a Senior Vice President; that deponent knows the common or corporate seal of said grantor, and the seal annexed to the said Indenture Supplemental to Mortgage and Deed of Trust is such common or corporate seal; that the said Indenture Supplemental to Mortgage and Deed of Trust was signed by the said Senior Vice President and the seal of said grantor affixed thereto in the presence of deponent; that said Indenture Supplemental to Mortgage and Deed of Trust was signed, sealed and delivered as and for the voluntary act and deed of said grantor for the uses and purposes therein expressed, pursuant to a resolution of the Board of Directors of said grantor; and at the execution thereof this deponent subscribed [her] name thereto as witness.

Sworn and subscribed the day and year aforesaid.
NOTARY PUBLIC OF NEW JERSEY My Commission Expires
( SEAL )

STATE OF NEW YORK ss: COUNTY OF

                      BE IT REMEMBERED that on this ________ day of ____________, in the year of our Lord two thousand three before me, a Notary Public in and for the State and County aforesaid, personally appeared ___________, who being by me duly sworn on [her] oath says that she is an Assistant Treasurer of THE BANK OF NEW YORK, the Trustee named in the foregoing Indenture Supplemental to Mortgage and Deed of Trust, and that ____________ is a Assistant Vice President; that deponent knows the common or corporate seal of said Trustee, and that the seal annexed to the said Indenture Supplemental to Mortgage and Deed of Trust is such common or corporate seal; that the said Indenture Supplemental to Mortgage and Deed of Trust was signed by the said Assistant Vice President and the seal of said Trustee affixed thereto in the presence of deponent; that said Indenture Supplemental to Mortgage and Deed of Trust was signed, sealed and delivered as and for the voluntary act and deed of said Trustee for the uses and purposes therein expressed, pursuant to authority of the Board of Directors of said Trustee; and at the execution thereof this deponent subscribed [her] name thereto as witness.

Sworn and subscribed the day and year aforesaid.
NOTARY PUBLIC OF NEW YORK My Commission Expires
(SEAL)

CERTIFICATE OF RESIDENCE

                      THE BANK OF NEW YORK, Mortgagee and Trustee within named, hereby certifies that its precise residence is 101 Barclay Street, in the Borough of Manhattan, in The City of New York, in the State of New York.

THE BANK OF NEW YORK By: [_______________________] Assistant Treasurer
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